EXHIBIT 21

JEFFERSON-PILOT CORPORATION

Subsidiary listing as of March 8, 2004

Jefferson-Pilot Corporation (North Carolina corp.)

The Guarantee Life Companies Inc. (Delaware corp.)

Jefferson Pilot Financial Insurance Company (Nebraska corp.)(2)

Jefferson Pilot LifeAmerica Insurance Company (New Jersey corp.)

HARCO Capital Corp. (Delaware corp.)

Hampshire Funding Inc. (New Hampshire corp.)

Jefferson-Pilot Capital Trust A (Delaware business trust)

Jefferson-Pilot Capital Trust B (Delaware business trust)

Jefferson-Pilot Communications Company (North Carolina corp.)

Jefferson-Pilot Communications Company of California (North Carolina corp.)

Jefferson-Pilot Communications Company of Colorado (North Carolina corp.)

Jefferson-Pilot Communications Company of Florida (North Carolina corp.)

Jefferson-Pilot Communications Company of Georgia (North Carolina corp.)

Jefferson-Pilot Communications Company of North Carolina (North Carolina corp.)

Jefferson-Pilot Communications Company of Virginia (Virginia corp.)

Jefferson-Pilot Communications/WBTV, Inc. (North Carolina corp.)

Jefferson-Pilot Sports, Inc. (North Carolina corp.)

WCSC, Inc. (South Carolina corp.)

Tall Tower, Inc. (South Carolina corp.)

Jefferson Pilot Investment Advisory Corporation (Tennessee corp.)

Jefferson-Pilot Investments, Inc. (North Carolina corp.)

Jefferson Pilot Variable Corporation (North Carolina corp.)

Jefferson-Pilot Life Insurance Company (North Carolina corp.)

Jefferson Standard Life Insurance Company (North Carolina corp.)

Jefferson Pilot Securities Corporation (New Hampshire corp.)

Allied Professional Advisors, Inc. (New Hampshire corp.)

JPSC Insurance Services, Inc.

Polaris Advisory Services, Inc. (Connecticut corp.)

Polaris Financial Services, Inc. (Connecticut corp.)

Notes:

(1)	Each indentation reflects another tier of ownership.
(2)	The immediate parent owns 100% of the voting securities of each entity, except that Jefferson-Pilot Corporation directly owns 80% of Jefferson Pilot Financial Insurance Company.
(3)	All entities more than 50% owned are listed, except that various subsidiaries that in the aggregate are insignificant have been omitted.

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